SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K


                                 Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 22, 1999


                            OSAGE SYSTEMS GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                  0-22808                      95-4374983
     ---------------         ---------------------          -------------------
     (State or other         (Commission File No.)            (IRS Employer
     jurisdiction of                                        Identification No.)
     incorporation)

                            1661 East Camelback Road
                                    Suite 245
                                Phoenix, AZ 85016
                     ---------------------------------------
                     (Address of principal executive office)


Registrant's telephone number, including area code: (602) 274-1299
                                                    --------------

          (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant

Change in Management and Board of Directors.

     On November 22, 1999, Jack R. Leadbeater and David S. Olson resigned their respective positions as officers and directors of Osage Systems Group, Inc. (the "Company") in connection with (i) the concurrent sale of substantially all of their equity interest in the Company pursuant to a Securities Purchase Agreement dated October 8, 1999 by and among Messrs. Leadbeater, Olson, SPH Equities, Inc. ("SPH") or its designees, and Burton M. Bentley P.C. as Escrow Agent (the "Purchase Agreement"), (ii) the surrender of all of their options to purchase the Company's common stock and (iii) the concurrent financing transaction described in Item 5 of this Report on Form 8-K. Mr. Leadbeater had been Chairman and Chief Executive Officer, and Mr. Olson had been Director, President and Secretary of the Company. Phil Carter was appointed Chairman and Chief Executive Officer of the Company on November 22, 1999. Mr. Carter had previously served as an officer and a director of the Company prior to his resignation on September 2, 1999. Following his resignation, Mr. Carter was appointed as the Company's interim Chief Executive Officer on October 8, 1999. Also named to the Board of Directors on November 22, 1999 were George Knight and Gerald T. Harrington. Mr. Knight had previously served as a director prior to his resignation on September 3, 1999. Mr. Harrington has been nominated to serve as a director as the designee of "Lancer" (as defined in Item 5 of this Report on Form 8-K). The resignations of Messrs. Leadbeater and Olson from the Board of Directors, and the subsequent appointment of Messrs. Carter, Knight and Harrington constituted a change in the majority of the board members, and were disclosed on the Company's Information Statement on Form 14(f) dated November 10, 1999.

     Under the Purchase Agreement, Messrs. Leadbeater and Olson sold an aggregate of 1,303,000 shares of the Company's common stock at $.30 per share for an aggregate price of $393,900 to a number of unrelated third party purchasers. With the exception of Founders Partners IV LLC, which purchased 300,000 of these shares, no other purchaser acquired more than approximately 1% of the Company's outstanding securities. To the knowledge of the Company, all of these shares were purchased with personal funds.

     As a result of the sale of the shares and surrender of options by Messrs. Leadbeater and Olson on November 22, 1999, their beneficial ownership of the Company's common stock decreased from 13.5% and 12.4%, respectively, to the nominal ownership of 100 shares each.

     The Company entered into severance agreements with each of Messrs. Leadbeater and Olson in conjunction with the Purchase Agreement. Under the severance agreements, the Employment Agreements and Termination Benefits Agreements the Company had with each of Messrs. Leadbeater and Olson were terminated. The Company agreed to provide Messrs. Leadbeater and Olson with severance benefits commencing on November 22, 1999 through December 22, 2000 in the form of salary continuation at $17,500 per month. In addition, the Company agreed to reimburse Messrs. Leadbeater and Olson for reasonable business expenses incurred by them through November 22, 1999, and to repay loans previously made to the Company by Messrs. Leadbeater and Olson. Pursuant to the severance agreements, Messrs.

Leadbeater and Olson also surrendered all of their options to purchase common stock of the Company and agreed to restrictions on competing with the Company until February 22, 2000 and soliciting the Company's customers and employees until December 22, 2000. In consideration for these restrictive covenants, the Company paid Mr. Leadbeater $159,360 and Mr. Olson $153,360. The severance agreements also contained mutual releases of the Company and each of Messrs. Leadbeater and Olson.

Item 5:  Other Events

Financing Transaction.

     Concurrent with the closing of the Purchase Agreement, the Company sold 10% convertible subordinated debentures in the aggregate principal amount of $3,000,000 and certain common stock purchase warrants to Michael Lauer and three investment funds managed by him, Lancer Offshore, Inc., Lancer Partners, L.P. and The Orbiter Fund, Ltd. (collectively, "Lancer"). The debentures and warrants were sold for an aggregate purchase price of $3,000,000. Lancer is the Company's largest institutional stockholder, with beneficial ownership of approximately 29.1% of the Company's outstanding securities as of the completion of this transaction.

     The principal amount of the debentures is payable on November 22, 2001 with interest payable at the rate of ten percent (10%) per annum on a quarterly basis commencing December 31, 1999. Interest may be paid in cash, or at the option of Lancer, in shares of the Company's common stock priced at the "Conversion Price" of the debenture. Provided stockholder approval is obtained, the debentures may, at the election of Lancer, be convertible into shares of the Company's common stock at the Conversion Price of $.30 per share. In the absence of stockholder approval, the conversion feature of the debentures will not be effective. Once stockholder approval of the conversion feature has been obtained and the resale of the shares of common stock issuable upon the conversion of the debentures is covered by an effective registration statement filed with the Securities and Exchange Commission, the debentures shall automatically convert into shares of the Company's common stock at the Conversion Price.

     The debentures were privately offered as a unit, together with warrants that, subject to certain vesting provisions, entitle Lancer to purchase twenty million (20,000,000) shares of common stock of the Company at an exercise price of $.30 per share. The warrants consist of 5-year warrants to purchase ten million (10,000,000) shares of common stock of the Company (the "Long-Term Warrants") and 90-day warrants to purchase ten million (10,000,000) shares of common stock of the Company (the "Short-Term Warrants"). The Long-Term Warrants shall vest only once stockholder approval of the transaction is obtained. The Short-Term Warrants shall vest upon issuance, but only to the extent that the shares issuable thereunder represent less than 20% of the shares of the Company's outstanding common stock; provided, however, that the right to exercise any of the Short-Term Warrants is expressly conditioned upon the prior written consent of the Company. The right to exercise the Short-Term Warrants for 20% or more of the Company's outstanding common stock is further conditioned upon stockholder approval.

     As of November 22, 1999, Lancer has the right to exercise Short-Term Warrants for approximately 2,000,000 shares of the Company's common stock, resulting in Lancer beneficially owning approximately 29.1% of the number of shares of common stock outstanding. In the event that the Company's stockholders approve the conversion of the debentures and the vesting of the remaining Short-Term Warrants and all of the Long-Term Warrants, the number of shares of the Company's common stock outstanding could increase to approximately 40,013,526, and the percentage of shares of common stock outstanding that are beneficially owned by Lancer would increase significantly. The Company will use best efforts to hold a stockholders' meeting by April 2000 to solicit approval of the conversion feature of the debentures and the vesting of the Long-Term Warrants and, to the extent not already exerciseable, the Short-Term Warrants.

     The Company granted Lancer certain registration rights for the shares of common stock issuable upon conversion of the debentures and exercise of the warrants sold on November 22, 1999. Pursuant to these registration rights, the Company will include the resale of the shares in any registration statement filed with the Securities and Exchange Commission following November 22, 1999 that relates to a public offering of the Company's securities by the Company or any Company stockholder. In the event that Lancer's shares have not been included in such a registration statement by November 22, 2000, the Company shall file a registration statement including Lancer's shares by such date.

     In connection with the sale of the debentures and warrants to Lancer, the Company paid a investment banking fee to SPH Investments, Inc. of $180,000 in cash (6% of the gross proceeds of the offering), and agreed to issue, subject to certain conditions, five (5) year warrants to purchase 350,000 shares of the Company's common stock at an exercise price of $.30 per share.

     (c)   Exhibits (referenced to Item 601 of Regulation S-K).

10.38 Severance Agreement dated October 8, 1999 by and between Osage Systems Group, Inc. and Jack R. Leadbeater

10.39 Severance Agreement dated October 8, 1999 by and between Osage Systems Group, Inc. and David S. Olson.

10.40 Securities Purchase Agreement by and among Osage Systems Group, Inc., Lancer Offshore, Inc., Lancer Partners, L.P., The Orbiter Fund, Ltd. and Michael Lauer

10.41 Form of Convertible Subordinated Debenture issued by Osage Systems Group, Inc. to Lancer Offshore, Inc., Lancer Partners, L.P., The Orbiter Fund, Ltd. and Michael Lauer

10.42 Form of Long-Term Warrant issued by Osage Systems Group, Inc. to Lancer Offshore, Inc., Lancer Partners, L.P., The Orbiter Fund, Ltd. and Michael Lauer

10.43 Form of Short-Term Warrant issued by Osage Systems Group, Inc. to Lancer Offshore, Inc., Lancer Partners, L.P., The Orbiter Fund, Ltd. and Michael Lauer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  December 7, 1999                   OSAGE SYSTEMS GROUP, INC.


                                           By: /s/ Phil Carter
                                               -----------------------
                                               Phil Carter
                                               Chief Executive Officer

                                  EXHIBIT INDEX

                                                               Page Number in
  Exhibit                                                        Rule 0-3(b)
   Number                                                        Sequential
(Referenced to                                                Numbering System
 Item 601 of                                                  Where Exhibit Can
  Reg. S-K)                                                       Be Found
--------------                                                -----------------

   10.38 Severance Agreement dated October 8, 1999 by and between Osage Systems Group, Inc. and Jack
             R. Leadbeater

   10.39 Severance Agreement dated October 8, 1999 by and between Osage Systems Group, Inc. and David
             S. Olson.

   10.40     Securities Purchase Agreement by and among
             Osage Systems Group, Inc., Lancer Offshore,
             Inc., Lancer Partners, L.P., The Orbiter Fund,
             Ltd. And Michael Lauer

   10.41 Form of Convertible Subordinated Debenture issued by Osage Systems Group, Inc. to Lancer
             Offshore, Inc., Lancer Partners, L.P., The
             Orbiter Fund, Ltd. and Michael Lauer

   10.42     Form of Long-Term Warrant issued by Osage
             Systems Group, Inc. to Lancer Offshore, Inc.,
             Lancer Partners, L.P., The Orbiter Fund, Ltd.
             and Michael Lauer

   10.43     Form of Short-Term Warrant issued by Osage
             Systems Group, Inc. to Lancer Offshore, Inc.,
             Lancer Partners, L.P., The Orbiter Fund, Ltd.
             and Michael Lauer